CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 14, 2020

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Las Colinas Blvd., Suite 1910 North Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On March 4, 2020, the Securities and Exchange Commission issued an order to the effect that a registrant subject to the reporting requirements of Exchange Act Section 13 (a) or 15 (d) will be exempt from filing for a period of 45 days from the due date of the filing, provided that the registrant is unable to meet the filing deadline due to circumstances related to COVID-19.

DynaResource, Inc. (the “Company”) will rely on this order and accordingly, the annual report on Form 10-K will be filed on a delayed basis due to circumstances related to COVID-19.

The COVID-19 pandemic has impacted the ability of our employees and consultants to conduct and complete in a timely manner, the required audit procedures.

The Company’s Annual Report on Form 10-K was due on March 30, 2020. The Commission’s order provides for a 45-day extension. It is our intention to file the Form 10-K by May 14, 2020.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020	DYNARESOURCE, INC.
(Registrant)

By: /s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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